Exhibit 99.1

News Release
For Immediate Release

Sallie Mae Reports Third-Quarter 2024 Financial Results
and Increases Dividend on Common Stock for Fourth-Quarter 2024

NEWARK, Del., Oct. 23, 2024 - Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today released third-quarter 2024 financial results. Complete financial results and related materials are available at www.SallieMae.com/investors. The materials will also be available on the Securities and Exchange Commission’s website at www.sec.gov.

Sallie Mae also announced an increase to its 2024 fourth-quarter dividend on its common stock from $0.11 to $0.13 per share. Sallie Mae further announced a 2024 fourth-quarter dividend on its Preferred Stock Series B of $1.7448719 per share. Both common stock and preferred stock dividends will be paid on Dec. 16, 2024, to the respective stockholders of record at the close of business on Dec. 5, 2024.

Sallie Mae will host an earnings conference call today, Oct. 23, 2024, at 5:30 p.m. ET. Executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. A live audio webcast of the conference call and presentation slides may be accessed at www.SallieMae.com/investors and the hosting website.

A replay of the webcast will be available via the company’s investor website approximately two hours after the call’s conclusion.
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Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

Contacts:
Media
Rick Castellano, 302-451-2541, rick.castellano@salliemae.com

Investors
Melissa Bronaugh, 571-526-2455, melissa.bronaugh@salliemae.com

NEWARK, Del., Oct. 23, 2024 — Sallie Mae (Nasdaq:SLM), formally SLM Corporation, today released its third-quarter 2024 financial results.
$0.23 GAAP Net Loss Per Common Share	13% Private Education Loan Originations Growth from Year-Ago Quarter	5.3M Shares repurchased in Q3 2024 for $115M(1)	$77M Total Net Charge-Offs (2.09% of Average Total Loan Portfolio in Repayment (annualized))	$172M Non-Interest Expenses

“We delivered another successful peak season, outperforming our estimates for originations growth. We are pleased with trends in both credit quality of originations and charge-offs. We continue to return capital to shareholders, and our updated guidance confirms we believe we are well positioned to grow our business and execute on the goals we set out for this year.”

                                Jonathan Witter, CEO, Sallie Mae

Private Education Loan Portfolio Trends

▪$20.5B of average loans outstanding, net, down 1% from Q3 2023.

▪$267M in provisions for credit losses in Q3 2024, compared with $197M in Q3 2023.

▪1.01% loans in a hardship forbearance, a decrease from 1.17% in Q3 2023.(2)

▪3.60% delinquencies as a percentage of loans in repayment, down from 3.65% in Q3 2023.

▪2.08% net charge-offs as a percentage of average loans in repayment (annualized), compared with 2.53% in Q3 2023.

Balance Sheet & Capital Allocation
$0.11 Common stock dividend per share paid in Q3 2024	12.9% Total risk-based capital ratio and CET1 capital ratio of 11.6%
$448M Capacity remaining under the 2024 Share Repurchase Program as of September 30, 2024
Statement of Operations & Earnings Summary		2024 Guidance* For the full year 2024, the Company expects:
$50M GAAP Net Loss attributable to common stock in Q3 2024	5.00% Net interest margin for Q3 2024, a decrease of 43 basis points from Q3 2023	$2.70 - $2.80 Diluted Earnings Per Common Share	8% - 9% Private Education Loan Originations Year-over-Year Growth
$271M Provision for credit losses, an increase from Q3 2023 primarily due to increase in loan commitments, net of expired commitments.		$325 million - $340 million Total Loan Portfolio Net Charge-Offs, or 2.1% - 2.3% of Average Loans in Repayment	$635 million - $655 million Non-Interest Expenses
Investor Contact: Melissa Bronaugh, 571-526-2455                 Media Contact: Rick Castellano, 302-451-2541

* The 2024 Guidance and related comments constitute forward-looking statements and are based on management’s current expectations and beliefs. There can be no guarantee as to whether and to what extent this guidance will be achieved. The Company undertakes no obligation to revise or release any revision or update to these forward-looking statements. See our Forward-Looking Statements disclosures on pg. 4 for more information.

Quarterly Financial Highlights

	Q3 2024	Q2 2024	Q3 2023
Statement of Operations ($ millions)
Total interest income	$653	$641	$652
Total interest expense	293	269	268
Net interest income	359	372	385
Less: provisions for credit losses	271	17	198
Total non-interest income	24	142	24
Total non-interest expenses	172	159	170
Income tax expense (benefit)	(14)	87	11
Net income (loss)	(45)	252	29
Preferred stock dividends	5	5	5
Net income (loss) attributable to common stock	$(50)	$247	$25

Ending Balances ($ millions)
Private Education Loans held for investment, net	$20,460	$18,433	$20,348
FFELP Loans held for investment, net	—	483	551
FFELP Loans held for sale, net	486	—	—
Deposits	$21,445	$20,744	$21,551
Brokered	9,844	10,033	10,376
Retail and other	11,601	10,711	11,175

Key Performance Metrics ($ in millions)
Net interest margin	5.00%	5.36%	5.43%
Yield - Total interest-earning assets	9.07%	9.25%	9.21%
Private Education Loans	10.79%	10.91%	10.96%
Cost of Funds	4.35%	4.16%	4.00%
Return on Assets (“ROA”)(3)	(0.6)%	3.6%	0.4%
Return on Common Equity (“ROCE”)(4)	(10.2)%	50.6%	6.3%
Private Education Loan sales	$—	$1,590	$—

Per Common Share
GAAP diluted earnings (loss) per common share	$(0.23)	$1.11	$0.11
Average common and common equivalent shares outstanding (millions)	215	222	229

Footnotes:

(1) Shares of common stock were repurchased under Rule 10b5-1 trading plans authorized under the Company’s 2024 Share Repurchase Program. As of September 30, 2024, we had $448 million of capacity remaining under the 2024 Share Repurchase Program.

(2) We calculate the percentage of loans in hardship and other forbearances as the ratio of (a) Private Education Loans in hardship and other forbearances (excluding loans in an extended grace period) numerator to (b) Private Education Loans in repayment and forbearance denominator. If the customer is in financial hardship, we work with the customer and/or cosigner and identify any available alternative arrangements designed to reduce monthly payment obligations, which may include a short-term hardship forbearance. Loans in hardship and other forbearances (excluding loans in an extended grace period) were approximately $159 million and $183 million at September 30, 2024 and 2023, respectively.

(3) We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income (loss) numerator (annualized) to (b) the GAAP total average assets denominator.

(4) We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income (loss) attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

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CAUTIONARY NOTE AND DISCLAIMER REGARDING FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this press release. Statements that are not historical facts, including statements about the Company’s beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. These include, but are not limited to: strategies; goals and assumptions of SLM Corporation and its subsidiaries, collectively or individually as the context requires (the “Company”); the Company’s expectation and ability to execute loan sales and share repurchases; statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of any such pandemic on the Company’s business, results of operations, financial condition, and/or cash flows; the Company’s expectation and ability to pay a quarterly cash dividend on our common stock in the future, subject to the approval of our Board of Directors; the Company’s 2024 guidance; the Company’s three-year horizon outlook; the impact of acquisitions we have made or may make in the future; the Company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of credit administration practices changes, including the results of simulations or other behavioral observations.

Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors, many of which are difficult to predict and generally beyond the control of the Company, which may cause actual results to be materially different from those reflected in such forward-looking statements. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the Company’s most recently filed Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking, and other laws or regulations; our ability to timely develop new products and services and the acceptance of those products and services by potential and existing customers; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of our allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the Company is a party; credit risk associated with the Company’s exposure to third parties, including counterparties to the Company’s derivative transactions; the effectiveness of our risk management framework and quantitative models; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of our customers, or any change related thereto; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; rates of prepayments on the loans owned by us; changes in general economic conditions and our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect.

All oral and written forward-looking statements attributed to the Company are expressly qualified in their entirety by the factors, risks, and uncertainties set forth in the foregoing cautionary statements, and are made only as of the date of this press release or, where the statement is oral, as of the date stated. We do not undertake any obligation to update or revise any forward-looking statements to conform to actual results or changes in our expectations, nor to reflect events or circumstances that occur after the date on which such statements were made. In light of these risks, uncertainties, and assumptions, you should not put undue reliance on any forward-looking statements discussed.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
	September 30,	December 31,
(Dollars in thousands, except share and per share amounts)	2024	2023
Assets
Cash and cash equivalents	$4,489,539	$4,149,838
Investments:
Trading investments at fair value (cost of $43,373 and $43,412, respectively)	54,840	54,481
Available-for-sale investments at fair value (cost of $2,113,257 and $2,563,984, respectively)	2,022,605	2,411,622
Other investments	114,210	91,567
Total investments	2,191,655	2,557,670
Loans held for investment (net of allowance for losses of $1,413,621 and $1,339,772, respectively)	20,459,933	20,306,357
Loans held for sale	485,701	—
Restricted cash	170,984	149,669
Other interest-earning assets	5,820	9,229
Accrued interest receivable	1,537,594	1,379,904
Premises and equipment, net	122,972	129,501
Goodwill and acquired intangible assets, net	64,877	68,711
Income taxes receivable, net	428,778	366,247
Other assets	54,914	52,342
Total assets	$30,012,767	$29,169,468

Liabilities
Deposits	$21,445,457	$21,653,188
Long-term borrowings	6,036,527	5,227,512
Other liabilities	397,033	407,971
Total liabilities	27,879,017	27,288,671
Commitments and contingencies
Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series B: 2.5 million and 2.5 million shares issued, respectively, at stated value of $100 per share	251,070	251,070
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 440.5 million and 438.2 million shares issued, respectively	88,106	87,647
Additional paid-in capital	1,185,187	1,148,689
Accumulated other comprehensive loss (net of tax benefit of ($16,210) and ($24,176), respectively)	(50,339)	(75,104)
Retained earnings	4,034,640	3,624,859
Total SLM Corporation stockholders’ equity before treasury stock	5,508,664	5,037,161
Less: Common stock held in treasury at cost: 228.2 million and 217.9 million shares, respectively	(3,374,914)	(3,156,364)
Total equity	2,133,750	1,880,797
Total liabilities and equity	$30,012,767	$29,169,468

SLM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share amounts)	2024	2023	2024	2023
Interest income:
Loans	$565,046	$581,080	$1,726,991	$1,732,206
Investments	16,299	13,268	45,945	36,636
Cash and cash equivalents	71,294	57,902	184,737	154,911
Total interest income	652,639	652,250	1,957,673	1,923,753
Interest expense:
Deposits	225,749	209,921	657,480	584,859
Interest expense on short-term borrowings	3,467	3,576	10,339	9,893
Interest expense on long-term borrowings	64,020	54,125	171,263	152,674
Total interest expense	293,236	267,622	839,082	747,426
Net interest income	359,403	384,628	1,118,591	1,176,327
Less: provisions for credit losses	271,465	198,023	300,336	329,864
Net interest income after provisions for credit losses	87,938	186,605	818,255	846,463
Non-interest income:
Gains (losses) on sales of loans, net	(31)	(5)	254,937	124,740
Gains (losses) on securities, net	(3,836)	1,490	385	1,988
Other income	28,390	22,753	85,164	63,275
Total non-interest income	24,523	24,238	340,486	190,003
Non-interest expenses:
Operating expenses:
Compensation and benefits	87,566	83,577	269,303	249,459
FDIC assessment fees	12,973	12,283	38,012	33,663
Other operating expenses	70,259	71,542	181,122	192,983
Total operating expenses	170,798	167,402	488,437	476,105
Acquired intangible assets amortization expense	1,225	2,834	3,834	7,351
Total non-interest expenses	172,023	170,236	492,271	483,456
Income (loss) before income tax expense (benefit)	(59,562)	40,607	666,470	553,010
Income tax expense (benefit)	(14,410)	11,242	169,698	140,062
Net income (loss)	(45,152)	29,365	496,772	412,948
Preferred stock dividends	4,648	4,642	13,929	12,979
Net income (loss) attributable to SLM Corporation common stock	$(49,800)	$24,723	$482,843	$399,969
Basic earnings (loss) per common share	$(0.23)	$0.11	$2.21	$1.71
Average common shares outstanding	214,873	226,120	218,059	234,170
Diluted earnings (loss) per common share	$(0.23)	$0.11	$2.18	$1.69
Average common and common equivalent shares outstanding	214,873	228,800	221,553	236,593
Declared dividends per common share	$0.11	$0.11	$0.33	$0.33